UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SALLY BEAUTY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3001 Colorado Boulevard, Denton, Texas 76210

To our Stockholders,

We recently mailed to you the Proxy Statement dated March 7, 2007 of Sally Beauty Holdings, Inc. Since mailing the proxy statement, we have determined that there were errors contained in (i) the Summary Compensation table relating to perquisites and other compensation for our named executive officers for the fiscal years ended September 30, 2006, 2005 and 2004, and (ii) our disclosure of the number of outstanding shares of our Common Stock on February 28, 2007, the record date for our annual meeting of stockholders. Accordingly, we are providing you with the corrected information which replaces the Summary Compensation table and footnotes appearing on pages 20 and 21 of the proxy statement, and the number of shares of outstanding Common Stock as reported on page 2 of the proxy statement. We have accordingly amended the proxy statement we filed with the Securities and Exchange Commission, and the information we are including with this letter should be read as amending such sections in the proxy statement previously delivered to you. In addition, we have amended our Annual Report on Form 10-K for the period ended September 30, 2006, which was originally filed with the Securities and Exchange Commission on December 22, 2006, to reflect the revised Summary Compensation table. This filing can be found on the “Investing” section of our Web site at www.sallybeautyholdings.com.

We apologize for any inconvenience this may have caused. On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Sally Beauty Holdings, Inc.

James G. Berges
Chairman of the Board

April 9, 2007

Your vote is important. If you have not yet voted, or if you have already voted and wish to change your vote, a proxy card is enclosed. If you have already voted and do not wish to change your vote, no action is necessary. The instructions on how to vote or to change your vote appear on page 1 of the proxy statement dated March 7, 2007.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
				Other		Awards			All
				Annual		Restricted	Securities	Payouts	Other
				Compen-		Stock	Underlying	LTIP	Compen-
Name and		Salary	Bonus	sation		Awards	Options	Payouts	sation
Principal Position	Year	($)	($)	($)		($)(1)	(#)(2)	($)(3)	($)

Gary G. Winterhalter	2006	650,000	493,000	2,673		0	50,000	0	104,905	(4)
President and	2005	556,250	100,000	2,102		0	38,600	0	121,578
Chief Executive Officer	2004	496,250	525,000	803		0	42,000	280,000	116,983
W. Richard Dowd	2006	232,111	138,896	0		0	12,000	0	33,289	(5)
Senior Vice President,	2005	228,713	91,720	0		0	11,200	0	39,987
Distribution and Chief	2004	221,527	176,629	0		0	12,300	100,000	39,240
Information Officer
John R. Golliher	2006	309,662	101,595	91,805	(9)	0	6,400	0	27,508	(6)
President,	2005	304,169	49,939	0		0	6,300	0	28,641
Beauty Systems Group	2004	272,180	72,948	116,821	(10)	44,230	6,900	20,000	28,467
Bennie L. Lowery	2006	316,134	189,017	0		0	16,000	0	60,484	(7)
Senior Vice President and	2005	311,495	220,993	0		0	15,600	0	62,293
General Merchandise Manager,	2004	301,707	232,050	0		0	17,250	140,000	54,484
Beauty Systems Group
Gary T. Robinson	2006	250,968	217,909	0		0	12,000	0	29,602	(8)
Retired Senior Vice President,	2005	245,583	103,421	8,158		0	11,200	0	42,744
Chief Financial Officer	2004	230,378	175,808	0		0	12,300	100,000	41,377
and Treasurer

(1)	On September 30, 2006, Messrs. Winterhalter, Dowd, Golliher, Lowery and Robinson held 1,500; 551, 482, 551 and 750 shares of restricted stock, respectively, with a market value of $75,885; $27,875; $24,384; $27,875 and $37,943, respectively. All shares of restricted stock outstanding as of September 30, 2006, vested in connection with the Corporation’s separation from the Alberto-Culver Company. Dividends are paid on shares of restricted stock.

(2)	The number of securities underlying the options granted has been adjusted to reflect the 50% stock dividend paid on February 20, 2004.

(3)	Represents long-term incentive plan payments under the Alberto-Culver Shareholder Value Incentive Plan, or SVIP. For the three-year performance period ended September 30, 2006, Alberto-Culver’s Total Shareholder Return, or TSR, was 32.16% placing it in the 37.8th percentile of the Standard & Poor’s 500 Index with no corresponding payout per unit. For the three-year performance period ended September 30, 2005, Alberto-Culver’s TSR was 37.01% placing it in the 31.7th percentile of the Standard & Poor’s 500 Index with no corresponding payout per unit. For the three-year performance period ended September 30, 2004, Alberto-Culver’s TSR was 104.07% placing it in the 87th percentile of the Standard & Poor’s 500 Index with a corresponding payout per unit of $2,000 under the Alberto-Culver SVIP.

(4)	The amount includes $4,172 in term life insurance premium costs; a company contribution to the Profit Sharing Plan of $9,389; $5,438 of matching contributions to the Sally Beauty 401(k) Savings Plan; and $85,906 of contributions pursuant to or in lieu of participation in the Alberto-Culver Executive Deferred Compensation Plan.

(5)	The amount includes $2,265 in term life insurance premium costs; a company contribution to the Profit Sharing Plan of $9,389; $5,438 of matching contributions to the Sally Beauty 401(k) Savings Plan; and $16,197 of contributions pursuant to or in lieu of participation in the Alberto-Culver Executive Deferred Compensation Plan.

(6)	The amount includes $2,097 in term life insurance premium costs; a company contribution to the Profit Sharing Plan of $9,389; $5,438 of matching contributions to the Sally Beauty 401(k) Savings Plan; and $10,584 of contributions pursuant to or in lieu of participation in the Alberto-Culver Executive Deferred Compensation Plan.

(7)	The amount includes $3,077 in term life insurance premium costs; a company contribution to the Profit Sharing Plan of $9,389; $5,438 of matching contributions to the Sally Beauty 401(k) Savings Plan; and

$42,580 of contributions pursuant to or in lieu of participation in the Alberto-Culver Executive Deferred Compensation Plan.

(8)	The amount includes $2,437 in term life insurance premium costs; a company contribution to the Profit Sharing Plan of $9,389; $5,438 of matching contributions to the Sally Beauty 401(k) Savings Plan; and $12,338 of contributions pursuant to or in lieu of participation in the Alberto-Culver Executive Deferred Compensation Plan.

(9)	Represents relocation expenses to Mr. Golliher in connection with his transfer from California to Texas. Some of these expenses were grossed up for tax purposes. We valued these items based on the actual payments made, plus a gross-up amount of $13,293 for the payment of taxes.

(10)	Represents relocation expenses to Mr. Golliher in connection with his transfer from Kentucky to California. Some of these expenses were grossed up for tax purposes. We valued these items based on the actual payments made, plus a gross-up amount of $33,482 for the payment of taxes.

OUTSTANDING STOCK

The stockholders of record of Sally Beauty Holdings, Inc. Common Stock (“Common Stock”) at the close of business on February 28, 2007 will be entitled to vote in person or by proxy at the annual meeting. At that time, the Corporation had 180,621,784 outstanding shares of its Common Stock. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting. Proxies or voting instructions returned by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers as to that matter (“broker non-votes”) will not be counted as votes on that matter.